Exhibit 99.1

Primis Financial Corp. Reports Preliminary Earnings Per Share for the First Quarter of 2024

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, April 25, 2024

McLean, Virginia, April 25, 2024 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported preliminary results for the first quarter of 2024. As previously discussed in its Form 12b-25/A filed on April 1, 2024, Primis is currently pursuing a “pre-clearance” process with the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) regarding the accounting for a consumer loan portfolio originated through a third-party. This process with the SEC is ongoing and must be completed in order for the Company to complete its Annual Report on Form 10-K for the year ended December 31, 2023 and to restate its financial statements for each of the first three quarters of 2023 as well as the earnings release and investor presentation furnished with the Current Report on Form 8-K that the Company filed on January 26, 2024.

While Primis works diligently to complete the pre-clearance process with the SEC, the Company is providing the preliminary results for the first quarter of 2024 below. These results reflect the same accounting methodology as in prior periods for the consumer portfolio identified above for comparison purposes and to demonstrate underlying trends in the Company’s performance. The Company’s independent auditor has not reviewed or audited these preliminary estimated financial results. The Company’s actual results may differ materially from these preliminary financial results. This preliminary financial data has been prepared by and is the responsibility of the Company. Until the process with the SEC is complete, the results should be considered preliminary and are subject to adjustment based on the results of that process, the restatement, and other developments that may arise between now and the time its audited consolidated financial statements are issued.

Preliminary Financial Results (Unaudited) – Q1 2024 versus Q1 2023

(Dollars in thousands except per share)	Q1 2024	Q1 2023

Total Assets	$3,916,737	$4,218,099
Loans HFI	3,221,428	3,056,674
Allowance for Credit Losses	(42,592)	(35,803)
Total Deposits	3,314,923	3,667,997
Common Stockholders' Equity	399,608	398,145

Book Value per Common Share	$16.17	$16.13
Effect of Intangible Assets	(3.85)	(4.36)
Tangible Book Value per Common Share	$12.32	$11.77

Net Interest Income	$28,327	$28,538
Provision For Credit Losses	7,864	5,263
Noninterest Income	14,547	11,106

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Noninterest Expense	28,615	27,410
Pre-Tax Income	6,395	6,971
Tax Expense	1,722	1,278
Net Income	4,673	5,693
Loss Attributable to Noncontrolling Interest	1,654	0
Net Income Avail. To Common	$6,327	$5,693

Basic Earnings per Common Share	$0.26	$0.23
Diluted Earnings per Common Share	$0.26	$0.23

Return on Average Assets	0.66%	0.59%
Return on Average Common Equity	6.37%	5.72%
Net Interest Margin	3.18%	3.16%

Nonperforming Assets (excluding SBA Guarantees)	$8,758	$32,816
NPAs / Total Assets	0.22%	0.78%
Net Charge-offs	$5,261	$4,004
Net Charge-offs (excluding third-party covered)	935	2,128
Net C/O's / Avg. Loans (annualized)	0.64%	0.53%
Net C/O's (excl. third-party covered) / Avg. Loans (ann.)	0.11%	0.28%

Beginning in the fourth quarter of 2023, results now include consolidated results for Panacea Financial Holdings, Inc. (“PFH”) which is partially owned by the Company. Noncontrolling interests in the table above represent the portion of PFH losses not owned by Primis. Pre-tax income for the first quarter of 2024 included $2.0 million of pre-tax losses attributable to PFH. Pre-tax income in the first quarter of 2024 was also impacted by approximately $0.6 million of expenses related to accounting advisory and other projects in the quarter. Adjusting for these items, pre-tax income would have been $9.0 million in the first quarter of 2024, an increase of 30% as compared to $7.0 million in the year-ago period.

Declaration of Cash Dividend

The Board of Directors declared a dividend of $0.10 per share payable on May 24, 2024 to shareholders of record on May 10, 2024. This is Primis’ fiftieth consecutive quarterly dividend.

About Primis Financial Corp.

As of March 31, 2024, Primis had $3.9 billion in total assets, $3.2 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

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Conference Call

The Company’s management will host a conference call to discuss its preliminary first quarter results on Friday, April 26, 2024 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/796190683. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the result of the “pre-clearance” process with the Office of the Chief Accountant of the SEC and the impact on the Company’s financial statements; the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, including the current Ukraine/Russia conflict and Israel/Hamas conflict, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

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